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                                                                     Exhibit 8.2

                [Heller Ehrman White & McAuliffe LLP Letterhead]

_________ __, 2004



Solexa Limited
c/o Abingworth Management Ltd.
3000 Sand Hill Road
Bldg. 4, Suite 135
Menlo Park, California 94025

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the Acquisition Agreement dated as of September 28, 2004 (the "Acquisition Agreement") between Solexa Limited, a company registered in England and Wales ("Solexa") and Lynx Therapeutics, Inc., a Delaware corporation ("Lynx"). Pursuant to the Acquisition Agreement, Lynx will commence an exchange offer (the "Offer") to acquire all of the outstanding `B' preferred shares of (pound)0.0025 each in the capital of the Company (the "B Preferred Shares"), to acquire all of the outstanding `A' ordinary shares of (pound)0.0025 each in the capital of the Company (the "A Ordinary Shares"), and to acquire all of the outstanding ordinary shares of (pound)0.0025 each in the capital of the Company (the "Ordinary Shares" and, together with the B Preferred Shares and the A Ordinary Shares, the "Shares"), in exchange for shares of Lynx common stock, par value $0.01 per share ("Lynx Common Stock").

     Except as otherwise provided, capitalized terms used but not defined in this opinion have the meanings set forth in the Acquisition Agreement. All "section" references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as United States counsel to Solexa in connection with the Offer. You have requested our opinion concerning the description of the material United States federal income tax consequences of the Offer described in the registration statement on Form S-4 filed with the Securities and Exchange Commission, as amended at any time to and including the date hereof (the "Registration Statement"). For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the First Closing Date and any Subsequent Closing Date) of, the statements,

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[HELLER EHRMAN ATTORNEYS LOGO]                                    Solexa Limited
                                                              _________ __, 2004
                                                                          Page 2

covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a)  the Acquisition Agreement;

     (b) the Officer's Tax Certificates delivered to us by Solexa and Lynx pursuant to the Acquisition Agreement (the "Tax Representation Letters");


     (c)  the Registration Statement; and

     (d) such other instruments and documents related to the formation, organization, and operation of Solexa and Lynx and related to the consummation of the Offer and the other transactions contemplated by the Acquisition Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the First Closing
Date) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     (b) All representations, warranties, and statements made or agreed to by Lynx and Solexa, their managements, employees, officers, and directors in connection with the Offer, including but not limited to, those set forth or described in the Acquisition Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters are true and accurate at all relevant times;

     (c) All covenants contained in the Acquisition Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (d) The Offer will be reported by Solexa and Lynx on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (e) Any representation or statement made to a party's "knowledge" or similarly qualified is correct without such qualification;

     (f) The Registration Statement, the Acquisition Agreement, and the Tax Representation Letters reflect all the material facts relating to the Offer, Solexa and Lynx;
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[HELLER EHRMAN ATTORNEYS LOGO]                                    Solexa Limited
                                                              _________ __, 2004
                                                                          Page 3

     (g) As to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement; and

     (h) An opinion of counsel, substantially identical in substance to this opinion, has been delivered to Lynx by Cooley Godward LLP, and will not be withdrawn prior to the First Closing Date.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth here and in the Registration Statement, we are of the opinion that the discussion set forth in the Registration Statement under the heading "The Transaction -- Material U.S. Federal Income Tax Consequences," constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Offer generally applicable to a Solexa stockholder.

     This opinion is limited to the United States federal income tax consequences of the Offer and does not address the various state, local, or foreign tax consequences that may result from the Offer or the other transactions contemplated by the Acquisition Agreement. In addition, no opinion is expressed as to any United States federal income tax consequence of the Offer or the other transactions contemplated by the Acquisition Agreement except as specifically set forth here, and this opinion may not be relied upon except with respect to the consequences specifically discussed here. No opinion is expressed as to the United States federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the United States federal income tax laws (including, without limitation, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Offer occurs, banks, tax-exempt organizations, non-United States persons, stockholders who exercise dissenters' rights, and stockholders who acquired their shares pursuant to the exercise of options or otherwise as compensation or who hold their stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

     No ruling has been sought from the Internal Revenue Service by Solexa or Lynx as to the United States federal income tax consequences of any aspect of the Offer. This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date of this opinion. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. We undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.
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[HELLER EHRMAN ATTORNEYS LOGO]                                    Solexa Limited
                                                              _________ __, 2004
                                                                          Page 4


     This opinion has been delivered to you solely for the purpose of filing of the Registration Statement. It is intended for Solexa's benefit and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act") or the rules or regulations promulgated thereunder or that we are experts with respect to any portions of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than Solexa, our client.


                                      Very truly yours,